EXHIBIT 24.1

EDISON INTERNATIONAL
DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
POWER OF ATTORNEY

The undersigned, do each hereby constitute and appoint PEDRO J. PIZARRO, MARIA C. RIGATTI, ADAM UMANOFF, AARON D. MOSS, BARBARA E. MATHEWS, ROBERT C. BOADA, GEORGE T. TABATA, KATHLEEN BRENNAN DE JESUS, MICHAEL A. HENRY and DARLA F. FORTE, or any of them, to act severally as attorney‑in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed, at one time or from time to time, one or more Registration Statements, and any and all exhibits, amendments, and supplements thereto to be filed by Edison International with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, shares of Common Stock of Edison International to be offered and sold through a dividend reinvestment and direct stock purchase plan, which was approved by the Board of Directors of Edison International pursuant to a resolution adopted November 18, 2004; and to take any other actions necessary to comply with the laws, rules, or regulations of any governmental or regulatory entity relating to such securities, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform every act and thing whatsoever necessary or appropriate as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorney-in-fact.

EDISON INTERNATIONAL
DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
POWER OF ATTORNEY

Executed as of this 9th day of October, 2017.

/s/ Pedro J. Pizarro
Pedro J. Pizarro
President and
Chief Executive Officer

/s/ Maria C. Rigatti
Maria C. Rigatti
Executive Vice President and
Chief Financial Officer

/s/ Aaron Moss
Aaron D. Moss
Vice President and Controller

Additional Directors:

/s/ Michael C. Camuñez	Director	/s/ Linda G. Stuntz	Director
Michael C. Camuñez		Linda G. Stuntz
/s/ Vanessa C.L. Chang	Director	/s/ Timothy T. O’Toole	Director
Vanessa C.L. Chang		Timothy T. O’Toole
/s/ Louis Hernandez, Jr.	Director	/s/ Ellen O. Tauscher	Director
Louis Hernandez, Jr.		Ellen O. Tauscher
/s/ James T. Morris	Director	/s/ Peter J. Taylor	Director
James T. Morris		Peter J. Taylor
/s/ William P. Sullivan	Director	/s/ Brett White	Director
William P. Sullivan		Brett White